Exhibit 1.1.1

EXECUTION VERSION

Pricing Agreement

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

As Representatives of the several

Underwriters named in Schedule I hereto.

December 16, 2013

Ladies and Gentlemen:

The Kroger Co., an Ohio corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 16, 2013 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities (the “Designated Securities”) specified in Schedule II hereto.  Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities.  Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.  The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters, and under other terms and conditions set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Pricing Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus.  Schedule III hereto sets forth the Time of Sale Information made available at the Time of Sale.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very Truly Yours,

THE KROGER CO.

By:	/s/ Todd Foley
	Name:	Todd Foley
	Title:	Vice President and Treasurer

[Signature Page to Pricing Agreement]

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

and the additional Underwriters named on Schedule I to this Pricing Agreement

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ James M. Probert
	Name:	James M. Probert
	Title:	Managing Director

By:	U.S. Bancorp Investments, Inc.

By:	/s/ Douglas J. Fink
	Name:	Douglas J. Fink
	Title:	Managing Director

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

On behalf of each of the Underwriters

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of Senior Floating Rate Notes Due 2016 To Be Purchased	Principal Amount of 1.200% Senior Notes Due 2016 To Be Purchased	Principal Amount of 2.300% Senior Notes Due 2019 To Be Purchased	Principal Amount of 3.300% Senior Notes Due 2021 To Be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$87,500,000	$52,500,000	$87,500,000	$122,500,000
U.S. Bancorp Investments, Inc.	75,000,000	45,000,000	75,000,000	105,000,000
Wells Fargo Securities, LLC	75,000,000	45,000,000	75,000,000	105,000,000
Citigroup Global Markets Inc.	50,000,000	30,000,000	50,000,000	70,000,000
RBS Securities Inc.	50,000,000	30,000,000	50,000,000	70,000,000
Fifth Third Securities, Inc.	30,000,000	18,000,000	30,000,000	42,000,000
BNY Mellon Capital Markets, LLC	30,000,000	18,000,000	30,000,000	42,000,000
Mitsubishi UFJ Securities (USA), Inc.	30,000,000	18,000,000	30,000,000	42,000,000
RBC Capital Markets, LLC	30,000,000	18,000,000	30,000,000	42,000,000
PNC Capital Markets LLC	17,500,000	10,500,000	17,500,000	24,500,000
CastleOak Securities, L.P.	12,500,000	7,500,000	12,500,000	17,500,000
The Williams Capital Group, L.P.	12,500,000	7,500,000	12,500,000	17,500,000

Total	$500,000,000	$300,000,000	$500,000,000	$700,000,000

SCHEDULE II

Title of Designated Securities:

Senior Floating Rate Notes due 2016

1.200% Senior Notes due 2016

2.300% Senior Notes due 2019

3.300% Senior Notes due 2021

Aggregate Principal Amount:

$500,000,000 of Senior Floating Rate Notes due 2016

$300,000,000 of 1.200% Senior Notes due 2016

$500,000,000 of 2.300% Senior Notes due 2019

$700,000,000 of 3.300% Senior Notes due 2021

Price to Public:

100.000% of the principal amount of the Senior Floating Rate Notes due 2016, plus accrued interest from December 23, 2013

99.937% of the principal amount of the 1.200% Senior Notes due 2016, plus accrued interest from December 23, 2013

99.852% of the principal amount of the 2.300% Senior Notes due 2019, plus accrued interest from December 23, 2013

99.755% of the principal amount of the 3.300% Senior Notes due 2021, plus accrued interest from December 23, 2013

Purchase Price by Underwriters:

99.650% of the principal amount of the Senior Floating Rate Notes due 2016, plus accrued interest from December 23, 2013

99.587% of the principal amount of the 1.200% Senior Notes due 2016, plus accrued interest from December 23, 2013

99.252% of the principal amount of the 2.300% Senior Notes due 2019, plus accrued interest from December 23, 2013

99.130% of the principal amount of the 3.300% Senior Notes due 2021, plus accrued interest from December 23, 2013

Specified Funds for Payment of Purchase Price:

Immediately available funds

Indenture:

Indenture dated as of June 25, 1999, between the Company and Firstar Bank, National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated June 25, 1999, the Second Supplemental Indenture, dated June 25, 1999, the Third Supplemental Indenture, dated June 25, 1999, the Fourth Supplemental Indenture, dated September 22, 1999, the Fifth Supplemental Indenture, dated September 22, 1999, the Sixth Supplemental Indenture, dated September 22, 1999, the Seventh Supplemental Indenture, dated February 11, 2000, the Eighth Supplemental Indenture, dated February 11, 2000, the Ninth Supplemental Indenture, dated August 21, 2000, the Tenth Supplemental Indenture, dated May 11, 2001, the Eleventh Supplemental Indenture, dated May 11, 2001, the Twelfth Supplemental Indenture, dated August 16, 2001, the Thirteenth Supplemental Indenture, dated April 3, 2002, the Fourteenth Supplemental Indenture dated June 17, 2002, the Fifteenth Supplemental Indenture dated January 28, 2003, the Sixteenth Supplemental Indenture dated December 20, 2004, the Seventeenth Supplemental Indenture dated August 15, 2007, the Eighteenth Supplemental Indenture dated January 16, 2008, the Nineteenth Supplemental Indenture dated March 27, 2008, the Twentieth Supplemental Indenture dated March 27, 2008, the Twenty-First Supplemental Indenture dated November 25, 2008, the Twenty-Second Supplemental Indenture dated October 1, 2009, the Twenty-Third Supplemental Indenture dated July 13, 2010, the Twenty-Fourth Supplemental Indenture dated January 19, 2012, the Twenty-Fifth Supplemental Indenture dated April 16, 2012, the Twenty-Sixth Supplemental Indenture dated April 16, 2012, the Twenty-Seventh Supplemental Indenture dated July 25, 2013, the Twenty-Eighth Supplemental Indenture dated July 25, 2013, the Twenty-Ninth Supplemental Indenture to be dated December 23, 2013, the Thirtieth Supplemental Indenture, to be dated December 23, 2013, the Thirty-First Supplemental Indenture, to be dated December 23, 2013 and the Thirty-Second Supplemental Indenture, to be dated December 23, 2013.

Maturity:

The Senior Floating Rate Notes due 2016 will mature on October 17, 2016

The 1.200% Senior Notes due 2016 will mature on October 17, 2016

The 2.300% Senior Notes due 2019 will mature on January 15, 2019

The 3.300% Senior Notes due 2021 will mature on January 15, 2021

Interest Rates:

The Senior Floating Rate Notes due 2016 will bear interest from December 23, 2013.  The initial interest rate will be based on an interpolated LIBOR (between the 3 month and 6 month LIBOR) plus the Spread and will be determined on the second London business day prior to December 23, 2013.  Following the initial interest period, the Senior Floating Rate Notes will bear interest at 3 month LIBOR plus the Spread.  The Spread will be equal to 0.530%.

The 1.200% Senior Notes due 2016 will bear interest from December 23, 2013 at 1.200%

The 2.300% Senior Notes due 2019 will bear interest from December 23, 2013 at 2.300%

The 3.300% Senior Notes due 2021 will bear interest from December 23, 2013 at 3.300%

Interest Payment Dates:

Interest on the Senior Floating Rate Notes due 2016 is payable quarterly on January 17,  April 17, July 17 and October 17 of each year commencing on April 17, 2014

Interest on the 1.200% Senior Notes due 2016 is payable semiannually on April 17 and October 17 of each year commencing on April 17, 2014

Interest on the 2.300% Senior Notes due 2019 is payable semiannually on January 15 and July 15 of each year commencing on July 15, 2014

Interest on the 3.300% Senior Notes due 2021 is payable semiannually on January 15 and July 15 of each year commencing on July 15, 2014

Redemption Provisions:

As described in the term sheet dated December 16, 2013 included on Schedule IV

Change of Control Put:

As described in the preliminary prospectus supplement dated December 16, 2013

Sinking Fund Provision:

No sinking fund provisions

Defeasance Provisions:

As described in the preliminary prospectus supplement dated December 16, 2013

Guarantees:

None

Time of Delivery:

December 23, 2013

Closing Location:

Offices of Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Name and Address of Representatives:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, NY 10020

Attention: High Grade Transaction Management/Legal

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, NC 28202

Attention:  High Grade Fixed Income Syndicate

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Attention:  Transaction Management

Schedule III

Time of Sale Information

1.                                      Preliminary Prospectus Supplement, dated December 16, 2013, including the base prospectus included therein, dated December 13, 2013

2.                                      Term sheet, dated December 16, 2013, included on Schedule IV

Schedule IV

The Kroger Co.

Pricing Term Sheet

Dated December 16, 2013

Issuer:	The Kroger Co.
Trade Date:	December 16, 2013
Settlement Date:	December 23, 2013 (T+5)

Denominations:	$2,000 x $1,000

Senior Floating Rate Notes due 2016

Principal Amount:	$500,000,000
Security Type:	Senior Floating Rate Notes
Maturity:	October 17, 2016
Initial Interest Rate:

To be determined two London business days before December 23, 2013 based on an interpolated LIBOR (as described in the following sentence) plus the Floating Rate Spread. Long first coupon interpolated between 3 month and 6 month LIBOR

Price to Public:	100.000%
Floating Rate Spread:	+ 53 bps
Reference Rate:	3-month LIBOR
Interest Payment and Reset Dates:	Quarterly on January 17, April 17, July 17 and October 17 commencing April 17, 2014
Make-Whole Call:	None
Interest Determination Date:	Second London business day preceding each Reset Date
Day Count Convention:	Actual/360
CUSIP/ISIN:	501044 CV1 / US501044CV14

1.200% Notes due 2016

Principal Amount:	$300,000,000
Security Type:	Senior Notes
Maturity:	October 17, 2016
Coupon:	1.200%
Price to Public:	99.937%
Yield to Maturity:	1.223%
Spread to Benchmark Treasury:	T + 55 bps
Benchmark Treasury:	UST 0.625% due December 15, 2016
Benchmark Treasury Spot and Yield:	99-27+ and 0.673%
Interest Payment Dates:	April 17 and October 17, commencing April 17, 2014
Make-Whole Call:	Treasury Rate plus 8 basis points
CUSIP/ISIN:	501044 CU3 / US501044CU31

2.300% Notes due 2019

Principal Amount:	$500,000,000
Security Type:	Senior Notes
Maturity:	January 15, 2019
Coupon:	2.300%
Price to Public:	99.852%
Yield to Maturity:	2.331%
Spread to Benchmark Treasury:	T + 80 bps
Benchmark Treasury:	UST 1.250% due November 30, 2018
Benchmark Treasury Spot and Yield:	98-21¼ and 1.531%
Interest Payment Dates:	January 15 and July 15, commencing July 15, 2014
Make-Whole Call:	Treasury Rate plus 12 basis points (prior to December 15, 2018)
Par Call:	On or after December 15, 2018 (one month prior to maturity)
CUSIP/ISIN:	501044 CW9 / US501044CW96

3.300% Notes due 2021

Principal Amount:	$700,000,000
Security Type:	Senior Notes
Maturity:	January 15, 2021
Coupon:	3.300%
Price to Public:	99.755%
Yield to Maturity:	3.339%
Spread to Benchmark Treasury:	T + 110 bps
Benchmark Treasury:	UST 2.000% due November 30, 2020
Benchmark Treasury Spot and Yield:	98-15 and 2.239%
Interest Payment Dates:	January 15 and July 15, commencing July 15, 2014
Make-Whole Call:	Treasury Rate plus 16 basis points (prior to December 15, 2020)
Par Call:	On or after December 15, 2020 (one month prior to maturity)
CUSIP/ISIN:	501044 CX7 / US501044CX79

Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC Citigroup Global Markets Inc. RBS Securities Inc.

Co-Managers:

Fifth Third Securities, Inc.

BNY Mellon Capital Markets, LLC

Mitsubishi UFJ Securities (USA), Inc.

RBC Capital Markets, LLC

PNC Capital Markets LLC

CastleOak Securities, L.P.

The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, U.S. Bancorp Investments, Inc. toll-free at 1-877-558-2607 or Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

We expect that delivery of the notes will be made against payment therefore on or about the settlement date specified above, which will be the fifth business day following the date of this term sheet. Under Rule 15c6-1 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date hereof or the next succeeding business day should consult their own advisor.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.  Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.